1 Second Quarter 2015 Conference Call and Webcast July 31, 2015

2 2 Forward-Looking Statements There are a number of risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements contained in this presentation. Important factors that could cause the Company's actual results to differ materially from the forward-looking statements made herein include, but are not limited to: prolonged or material contractions in automotive sales and production volumes; the Company's liquidity; the viability of the Company's supply base and the financial conditions of the Company's customers; loss of large customers or significant platforms; foreign currency exchange rate fluctuations; the Company’s substantial indebtedness; the Company's ability to obtain financing in the future; the Company’s ability to generate sufficient cash to service all of the Company's indebtedness; operating and financial restrictions imposed on the Company by the credit agreements governing the Company’s term loan and ABL facilities; underfunding of pension plans; availability and increasing volatility in costs of manufactured components and raw materials; escalating pricing pressures; the Company's ability to meet significant increases in demand; the Company's ability to successfully compete in the automotive parts industry; risks associated with the Company's non-U.S. operations; ability to control the operations of the Company's joint ventures for the Company’s sole benefit; effectiveness of continuous improvement programs and other cost savings plans; product liability, warranty and recall claims that may be brought against the Company; work stoppages or other labor conditions; natural disasters; ability to meet the Company's customers' needs for new and improved products on a timely or cost-effective basis; the possibility that the Company's acquisition strategy may not be successful; the ability of the Company's intellectual property portfolio to withstand legal challenges; a disruption in, or the inability to successfully implement upgrades to, the Company's information technology systems; compliance with environmental, health and safety laws and other laws and regulations; the volatility of the Company's annual effective tax rate; significant changes in discount rates and the actual return on pension assets; the possibility of future impairment charges to the Company's goodwill and long-lived assets; the concentration of stock ownership which may allow a few owners to exert significant control over the Company; stock volatility; and dependence on the Company's subsidiaries for cash to satisfy the obligations of the holding Company.

3 Business Highlights Second Quarter 2015 Jeff Edwards Chairman and CEO

4 4 Continued Margin Expansion • Consolidated adjusted EBITDA margin(1) of 11.3 percent – best in 3 years • Focus on establishing and maintaining “World-Class” operations via the Cooper Standard Operating System (CSOS) • CSOS initiatives are driving the desired results in all key regions Region Quarter Highlights North America Segment profit margin up 130 bps* Europe Segment profit margin up 190 bps** Asia Pacific Sales up 92 percent, 20 percent organic South America Continuing macro-economic challenges * Excluding allocated loss on extinguishment of debt in 2Q 2014 ** Excluding allocated loss on extinguishment of debt in 2Q 2014; restructuring and one time gain in 2Q 2015 (1) Adjusted EBITDA margin is a non-GAAP measure. See appendix.

5 5 Manufacturing Quality Improvement CSOS Initiatives Drive Operating Improvement Overall Equipment Effectiveness Safety Improvement 2014 2015 (YTD) 34% 2014 2015 (YTD) +200 bps 2014 2015 (YTD) 58%

6 6 Optimizing Global Footprint • European Improvement Initiatives progressing as planned • Added two new production facilities in China • New sales and engineering office in Tokyo, Japan • Finalized Polyrub Cooper Standard FTS JV in India • Expansion of Atlacomulco, MX manufacturing facility

7 7 Revenue Outpacing Industry Growth • Revenue increased by 10.3% on an FX neutral basis • FX impact of $85.3 million • Significantly outpaced light vehicle production growth 857.6 860.8 946.1 2Q 2014 2Q 2015 Revenue as Reported Rev. ex FX Impact + 10.3% Revenue Highlights (USD millions)

8 8 2Q 2014 vs 2Q 2015 Revenue Bridge Favorable Volume and Mix Offset by FX Impact (USD millions) +5% +5% $857.6 $860.8 $946.1 -10%

9 9 Revenue by Region Asia Pacific Revenue Growth Accelerating Growth in Asia North America 53% Europe 31% South America 3% $58 $112 2Q 2014 2Q 2015 (USD millions) +92% Asia Pacific 13%

10 Financial Review Second Quarter 2015 Matt Hardt EVP and CFO

11 11 2Q 2015 Financial Results Second Quarter 2014 2015 Sales $857.6 $860.8 Gross Profit 146.1 154.0 % Margin 17.0% 17.9% SGA&E 81.9 84.1 % Margin 9.5% 9.8% Operating Profit 56.5 58.8 % Margin 6.6% 6.8% Other Income/(expense) (28.6) 2.1 Adjusted EBITDA(1) $91.8 $97.0 % Margin 10.7% 11.3% Net Income $13.2 $36.5 Fully Diluted EPS $0.72 $1.98 (USD Millions, except Fully Diluted EPS / %) Note: Numbers subject to rounding (1) Adjusted EBITDA is a non-GAAP measure. See appendix.

12 12 Adjusted EBITDA(1) Bridge $60 $85 $110 $135 (USD millions) +22% +17% -9% -11% -4% $91.8 $97.0 -11% (1) Adjusted EBITDA is a non-GAAP measure. See appendix.

13 13 2Q 2015 Balance Sheet and Liquidity Note: In USD millions except ratios. Numbers subject to rounding Liquidity Cash Balance as of March 31, 2015 $ 194.4 Cash generated 10.4 Cash Balance as of June 30, 2015 $ 204.8 ABL Revolver 180.0 Letters of Credit (33.1) Total Liquidity $ 351.7 Key Financial Ratios EBITDA, Adjusted EBITDA and Financial Ratios are Non-GAAP measures. See appendix. Net Leverage $ 598.9 Net Leverage to LTM Adj. EBITDA 1.9 x Int. Coverage Ratio 8.3 x Net Leverage to Book Capitalization 42.9%

14 14 Cash Flow Improvement Expected improvements to 2015 plan: • Capital Expenditures $20-25M • Working Capital $20-30M • Restructuring $5-10M

15 Company Outlook Jeff Edwards Chairman and CEO

16 16 Driving for Profitable Growth in 2015 • Driving cash flow improvements • Capturing margin improvement through CSOS • Marketing innovations • Managing headwinds • Pursuing strategic acquisitions

17 17 2015 Guidance Previous Guidance May 7, 2015 Current Guidance July 30, 2015 Revenue $3.3 - $3.4 billion Unchanged Capital Expenditure $185 - $200 million $175 - $185 million Cash Restructuring $30 - $40 million $25 - $35 million Cash Tax $45 - $55 million $40 - $50 million Adj. EBITDA Margin 50 – 75 bps improvement 75 – 100 bps improvement Key Assumptions NA Production 17.4 million units Unchanged European Production 20.3 million units Unchanged Avg. full year FX rates Euro 1 EUR = $1.12 USD 1 EUR = $1.11 USD Canadian Dollar 1 CAD = $0.80 USD Unchanged

18 Q&A

19 Appendix

20 20 Non-GAAP Financial Measures EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted net income are measures not recognized under Generally Accepted Accounting Principles in the United States (U.S. GAAP) which exclude certain non-cash and non-recurring items. Management considers EBITDA and adjusted EBITDA as key indicators of the Company's operating performance and believes that these and similar measures are widely used by investors, securities analysts and other interested parties in evaluating the Company's performance. Adjusted EBITDA is defined as net income adjusted to exclude income tax expense, interest expense net of interest income, depreciation and amortization, and certain unusual, non-operating, non- cash or non-recurring items that management considers to be outside the scope of the Company's core operating performance. When analyzing the company’s operating performance, investors should use EBITDA and adjusted EBITDA in addition to, and not as alternatives for, net income, operating income, cash flow from operating activities or any other performance measure derived in accordance with U.S. GAAP. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the company’s results of operations as reported under U.S. GAAP. Other companies may report EBITDA and adjusted EBITDA differently and therefore Cooper Standard’s results may not be comparable to other similarly titled measures of other companies. This presentation of adjusted EBITDA should not be construed as an inference that Cooper Standard's future results will be unaffected by unusual or non-recurring items.

21 21 2014 2015 2014 2015 13.2$ 36.5$ 32.9$ 57.5$ 4.4 16.4 16.5 31.2 10.9 9.3 25.9 18.4 28.5 29.4 56.8 56.0 57.0$ 91.6$ 132.1$ 163.1$ Gain on acquisition (1) - (2.6) - (14.2) Loss on extinguishment of debt (2) 30.3 - 30.5 - 3.8 7.4 6.7 26.2 - - - 1.4 0.7 - 2.8 - Acquisition costs - 0.4 - 1.0 - 0.2 0.2 0.2 91.8$ 97.0$ 172.3$ 177.7$ (1) (2) (3) (4) (5) Adjusted EBITDA Includes non-cash restructuring and is net of noncontrolling interest. Income tax expense Stock-based compensation (5) Non-cash stock amortization expense and non-cash stock option expense for grants issued at emergence from bankruptcy. Gain on remeasurement of previously held equity in Shenya. Other Write-up of inventory to fair value for the Shenya acquisition. Depreciation and amortization Loss on extinguishment of debt relating to the repurchase of our Senior Notes and Senior PIK Toggle Notes. Inventory write-up (4) Restructuring (3) Net income attributable to Cooper-Standard Holdings Inc. Six Months Ended June 30, EBITDA Three Months Ended June 30, Interest expense, net of interest income EBITDA and Adjusted EBITDA Reconciliation ($ USD Millions)

Adj. EBITDA Margin
Twelve Months Ended June 30, 2015

($ USD Millions)	Three Months Ended				Twelve Months Ended
	30-Sep-14	31-Dec-14	31-Mar-15	30-Jun-15	30-Jun-15
Net income (loss) attributable to Cooper-Standard Holdings Inc.	$ 22.7	$ (12.8)	$ 21.0	$ 36.5	$ 67.4
Income tax expense	18.9	7.4	14.7	16.4	57.4
Interest expense, net of interest income	9.4	10.3	9.2	9.3	38.2
Depreciation and amortization	28.0	27.9	26.6	29.4	111.9
EBITDA	**$ 79.0**	**$ 32.8**	**$ 71.5**	**$ 91.6**	**$ 274.9**
Restructuring (1)	4.7	5.7	18.8	7.4	36.6
Impairment Charges (2)	-	26.3	-	-	26.3
Acquisition Costs	0.4	0.3	0.6	0.4	1.7
Gain on divestiture (3)	(17.9)	3.3	-	-	(14.6)
Settlement charges (4)	-	3.6	-	-	3.6
Gain on remeasurement of previously held equity interest (5)	-	-	(11.6)	(2.6)	(14.2)
Other	0.4	0.1	1.5	0.2	2.2
Adjusted EBITDA	**$ 66.6**	**$ 72.1**	**$ 80.8**	**$ 97.0**	**$ 316.5**
Net Leverage					
Debt payable within one year					$60.3
Long-term debt					743.4
Less: cash and cash equivalents					(204.8)
Net Leverage					**$ 598.9**
Net Leverage Ratio					1.9
Interest coverage ratio					8.3
Sales	**$ 781.0**	**$ 767.9**	**$ 800.1**	**$ 860.8**	**$ 3,209.8**
Adjusted EBITDA as a percent of Sales	**8.5%**	**9.4%**	**10.1%**	**11.3%**	**9.9%**

(1) Includes non-cash restructuring and is net of noncontrolling interest.
(2) Impairment charges related to fixed assets of $24.6 million and intangible assets of $1.7 million.
(3) Gain on sale of thermal and emissions product line.
(4) Settlement charges relating to the US pension plans that were amended to offer a one-time voluntary lump sum window to certain terminated vested participants.
(5) Gain on the remeasurement of previously held equity interest in Shenya.

Note: Numbers subject to rounding

22

23 23 Net Income and Adjusted Net Income Reconciliation (Dollar amounts in thousands except per share amounts) 2014 2015 Net income attributable to Cooper-Standard Holdings Inc. 13,194$ 36,496$ Restructuring expense (net of tax) 3,726 6,968 Loss on extinguishment of debt (net of tax) 18,779 - Gain on acquisition (net of tax) - (2,577) Adjusted net income 35,699$ 40,887$ Adjusted Earnings per share: Basic 2.11$ 2.39$ Diluted 1.94$ 2.22$ Three Months Ended June 30,